EXHIBIT 99.1
The Hallwood Group Incorporated
3710 Rawlins, Suite 1500 • Dallas, Texas 75219 • 214/528-5588 • Fax: 214/522-9254

FOR IMMEDIATE RELEASE

Contact:	Joseph Koenig, Treasurer
(800)225-0135 • (214)528-5588
HALLWOOD ENERGY L.P. FILES PETITION FOR BANKRUPTCY
Dallas, Texas, March 2, 2009 — The Hallwood Group Incorporated (NYSE Alternext US-HWG) reported today that on March 1, 2009, Hallwood Energy, L.P. and certain of its affiliates, in which The Hallwood Group Incorporated (the “Company”) is an investor, filed petitions for relief under Chapter 11 of the United States Bankruptcy Code. The cases are pending in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division, in In re Hallwood Energy, L.P., et al., Case No. 09-31253. The Company recognized losses associated with the investment through the equity method of accounting and had reduced the carrying value of its investment in Hallwood Energy L.P. to zero at December 31, 2007. Additional losses were recorded in 2008 to the extent of further investments in Hallwood Energy L.P. and the carrying value of the Company’s investment remained at zero as of September 30, 2008.
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